UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 14, 2006
US Dataworks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Hollister Road, Suite 250
Houston, TX	77040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 934-3855

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.
     On March 14, 2006, John S. Reiland resigned as Chief Financial Officer of US Dataworks, Inc. (the “Company”) effective immediately, to pursue another employment opportunity outside of the payment processing industry that will require Mr. Reiland’s immediate relocation to California. Mr. Reiland’s resignation was not the result of any disagreement between Mr. Reiland and the Company regarding any matter relating to the Company’s operations, policies or practices.
     The Company has named John T. McLaughlin as Chief Accounting Officer. Mr. McLaughlin, age 50, has served as Controller since joining the Company in February 2005. Prior to joining the Company, Mr. McLaughlin was self employed as a financial consultant to client companies involved in wholesale and retail distribution. From 1995 through 2000, Mr. McLaughlin served in various accounting and finance roles with companies involved in manufacturing and distribution of computer and office equipment. Mr. McLaughlin’s earlier experience included internal audit activities for a publicly traded oil and gas services company. He received his B.B.A. — Finance degree from the University of Houston. Mr. McLaughlin will assume Mr. Reiland’s responsibilities until such time as the Company appoints a Chief Financial Officer.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date March 14, 2006	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer